THIS WARRANT AND THE SECURITIES RECEIVABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                                     WARRANT

                                                                   Warrant No. 8

      THIS CERTIFIES THAT, for value received, the Holder is entitled at any time during the Exercise Period (as such term and other capitalized terms are defined in Article 1), subject to the terms and conditions set forth herein, to purchase from Parallel Technologies, Inc., a Nevada corporation (the "Company"), 123,958.33 shares of Common Stock (subject to adjustment as provided herein) at the Warrant Price, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1. DEFINITIONS.

      As used in this Warrant, the following terms have the respective meanings set forth below:

      "Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, action or covenant in question, including, but not limited to, all applicable common law, civil law and equitable principles, all provisions of all applicable state, federal or foreign constitutions, statutes, rules, regulations and orders of governmental bodies, and all orders, judgments and decrees of all courts and arbitrators.

      "Commission" shall mean the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

      "Common Stock" shall mean the common stock, par value $.006 per share, of the Company and any capital stock into which such common stock shall have been changed and any other stock resulting from any reclassification of such stock which is not preferred as to dividends or assets over any other class of stock which shall be in effect from time to time.

      "Dalian Tongfa" shall mean Dalian Tongfa New Materials Science and Technology Co., Ltd., a company organized under the laws of the People's Republic of China.

      "Designated Office" shall have the meaning set forth in Article 7.

      "Exercise Period" shall mean the period commencing on the date hereof and ending at 5:00 p.m., local time, on the fifth anniversary of the date hereof (or such earlier date pursuant to Section 2.5).

      "Exercise  Price" shall mean $3.67,  subject to  adjustment as provided in
Article 3.

      "GAAP" shall mean United States generally accepted accounting principles as in effect as of the date of any document purported to be prepared in accordance with GAAP.

      "Holder" shall mean the person executing this Warrant on the date hereof of such Holder's transferee as permitted hereby.

      "Notice of Exercise" shall mean the form of Notice of Exercise attached as Exhibit A.

      "Person" shall mean any natural person, corporation, entity, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government or any agency or political subdivision of any government.

      "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 4.3.

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Transfer" shall mean any disposition of the Warrant Stock or of any interest therein, which would constitute a sale thereof within the meaning of the Securities Act.

      "Trading Price" shall mean (a) if the Common Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, then the closing price of the Common Stock on the applicable date, and (b) if the shares of Common Stock are not actively traded on any such exchange or system, then the arithmetic mean of the bid and asked prices of a share of the Common Stock on the applicable over-the-counter system, Pink Sheets or otherwise.

      "Warrant" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant.

      "Warrant Price" shall mean an amount equal to (a) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.2, multiplied by (b) the Exercise Price as of the date of such exercise.

      "Warrant Stock" shall mean the shares of Common Stock issued, issuable or both (as the context may require) to the Holder of this Warrant upon the exercise thereof.

2. RIGHTS GRANTED; EXERCISE OF WARRANT.

      2.1. Right of Exercise. Subject to Section 9.1, the Holder shall be entitled to exercise this Warrant at any time and from time to time during the Exercise Period.

      2.2. Manner of Exercise. Subject to the terms and conditions of this Warrant, the Holder shall have the right to exercise this Warrant during the Exercise Period, in whole or in part, by delivering to the Company at the Designated Office (a) a Notice of Exercise, duly executed by the Holder, specifying the number of shares of Common Stock to be purchased, (b) payment of the Warrant Price by cash, certified or official bank check, (c) this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable (but in no event later than five days thereafter), execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the Notice of Exercise and shall be registered in the name of the Holder or such other name as shall be designated in the Notice of Exercise. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder and/or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the items specified in clauses (a) through (c) above are received by the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

      2.3. Payment of Taxes. The issuance of a certificate or certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge for any stamp or other similar tax in respect of such issuance.

      2.4. Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant or to distribute certificates which evidence fractional shares of Common Stock. If the exercise of this Warrant would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be rounded up or down to the nearest whole share. The Holder expressly waives his right to receive any fractional shares upon exercise of this Warrant.

      2.5 Call Rights. The Company shall have the right to call the exercise of all, but not less than all, of this Warrant outstanding and unexercised at the Exercise Price in the event (a) the Company delivers to the Holder (i) a fully executed agreement to effectively acquire all of, respectively, the then-outstanding shares of stock (or other equity securities) of Dalian Tongfa and the combined voting power of the then-outstanding voting securities of Dalian Tongfa generally entitled to vote in the election of directors (or similar supervisory body) for no more than $9,500,000, and (ii) balance sheets and statements of income, changes in stockholders' equity and cash flow for Dalian Tongfa's two most recent fiscal years and all fiscal quarters thereafter prepared in accordance with GAAP and audited by an international independent registered public accounting firm acceptable to Chinamerica, LP, in its sole discretion, which financial statements reflect a net income for Dalian Tongfa of at least $2,000,000 for the previous fiscal year and all fiscal quarters thereafter and which financial statements are adequate for inclusion in the Company's periodic filings with the Commission, or (b) the Trading Price of the Company's Common Stock exceeds $10.00 per share for 10 consecutive trading days. Upon the Company's delivery of such written notice, the Holder shall have 30 days following the delivery of the written notice to exercise this Warrant in full (to the extent not previously exercised). Upon the expiration of such 30-day period, this Warrant shall automatically expire to the extent not otherwise exercised within that period.

3. ADJUSTMENTS AND ANTI-DILUTION PROVISIONS.

      3.1. Adjustment for Change in Capital Stock. The number of shares of Common Stock subject to this Warrant is intended to reflect the number of shares of Common Stock the Holder would receive following the reverse stock split of the Common Stock authorized by the Board of Directors and majority shareholder of the Company on December 5, 2005. In the event of any change in the Common Stock of the Company by reason of any combination, subdivision, split, reclassification, stock dividend or any similar change affecting the Common Stock, then in any such event the number and kind of shares of Common Stock subject to this Warrant and the Exercise Price shall be adjusted, in such manner as the Board of Directors determines in good faith to prevent dilution of the rights granted to the Holder; provided, that, if this Warrant is exercised prior to the occurrence of the reverse stock split of the Company (as referenced above), then the Holder shall receive a pre-split number of shares of Common Stock based on the ratio (as may be adjusted) for such reverse stock split (without any additional Exercise Price being paid) and the number shares of Common Stock subject to this Warrant shall be adjusted so that following the reverse stock split the Holder would have the same number of shares of Common Stock as is originally subject to this Warrant. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

      3.2. Reorganization of Company. If at any time while this Warrant is outstanding and unexpired there shall be (a) a reorganization of the Company,
(b) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (c) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other Person, then lawful and adequate provision will be made whereby the Holder will thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, the kind and amount of stock and other securities and assets (including, without limitation, cash) receivable upon such merger, consolidation or sale by a holder of the number of shares of Common Stock of the Company deliverable upon the exercise of this Warrant immediately prior to such merger, consolidation or sale. In any such case, appropriate provisions will be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock purchasable upon the exercise of this Warrant) will thereafter be applicable, as nearly as may be, in the good faith determination of the Board of Directors in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The foregoing provisions of this Section 3.2 shall similarly apply to successive reorganizations, mergers, consolidations and sales and to the stock or securities of any other Person that are at the time receivable upon the exercise of this Warrant. If this Section 3.2 applies to a transaction, Section
3.1 shall not apply to such transaction. Notwithstanding anything to the contrary herein, and for so long as this Warrant remains outstanding, no reorganization, merger or consolidation of or with the Company may occur if, as a result, the shares of Common Stock of the Company would cease to be listed or traded on a national securities exchange, any Nasdaq quotation or market system, over-the-counter system or the Pink Sheets.

      3.3. Notice of Adjustment. Whenever an adjustment is made pursuant to this
Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate prepared in good faith shall be conclusive evidence of the correctness of such adjustment absent manifest error.

      3.4. When No Adjustment Required. No adjustment need be made for a change in the par value or no par value of the Common Stock.

4. RESTRICTIONS ON TRANSFER AND COMPLIANCE WITH SECURITIES LAWS.

      4.1 Agreement to Be Bound. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Article 4. This Warrant may be transferred by the Holder subject only to compliance with applicable federal and state securities laws. Nothing in this Warrant shall prevent a Holder from pledging, placing a lien on or otherwise encumbering this Warrant or the Warrant Stock.

      4.2. Compliance with the Securities Act. This Warrant and the Warrant Stock have not been registered under the Securities Act or any applicable state securities law. The Holder hereof, by acceptance hereof, agrees that this Warrant and all shares purchased upon exercise hereof will be disposed of only in accordance with the Securities Act and the rules and regulations of the Commission promulgated thereunder or of any applicable state securities law.

      4.3. Restrictive Legends. Except as otherwise provided in this Article 4, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE SUBMISSION TO

      THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

5. RESERVATION AND AUTHORIZATION OF COMMON STOCK.

      From and after the date of this Warrant, the Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable.

6. THEFT, LOSS, DESTRUCTION.

      Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

7. OFFICE OF THE COMPANY.

      As long as this Warrant remains outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company or the offices of the transfer agent of the Company (the "Designated Office"), where this Warrant may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the principal office of the Company at 558 Lime Rock Road, Lakeville, Connecticut 06039; thereafter, such office shall be the office of the Company or of an agency designated by the Company in a notice delivered to the Holder.

8. NO SHAREHOLDER RIGHTS.

      Prior to the exercise of this Warrant, the Holder of this Warrant shall not be entitled to any rights of a shareholder of the Company solely as a result of this Warrant, including, without limitation, the rights to vote, to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

9. MISCELLANEOUS.

      9.1. Termination of Warrant. Except those rights which by their terms specifically extend beyond, or terminate prior to, the end of the Exercise Period, this Warrant and all rights granted herein, to the extent those rights have not lapsed or been exercised, will terminate and become null and void at the end of the Exercise Period or as otherwise specifically provided herein.

      9.2. Notices. All notices, requests, demands, claims and other communications under this Warrant shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by (a) confirmed facsimile; (b) overnight delivery; or (c) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient's address as set forth on the signature page hereto. The Holder or the Company may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth on the signature page hereto using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient; provided, however, that, if to the Company, deliver to the Designated Office shall be deemed delivery. The Holder or the Company may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner provided in this Warrant.

      9.3. Succession and Assignment. This Warrant shall be binding upon and inure to the benefit of the Holder and the Company and their respective successors and permitted assigns. The Company may not assign its rights, interests or obligations hereunder without the prior written approval of the Holder.

      9.4. Severability. Any term or provision of this Warrant that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      9.5. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

      9.6. Governing Law. This Warrant shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. Any legal action or proceeding with respect to this Warrant shall be brought in any Texas state or federal court, and, by execution and delivery of this Warrant, the Holder and the Company hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Holder and the Company hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (Remainder of page intentionally left blank)

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer on this ____ day of December 2005.


                                        PARALLEL TECHNOLOGIES, INC.

                                        By:
                                            ------------------------------------
                                        Name: Li Fu
                                        Title: Chief Executive Officer
                                        Address: 558 Lime Rock Road
                                        Lakeville, Connecticut 06039
                                        Telephone No.: 860-435-7000
                                        Facsimile No.: 860-435-6540


Accepted and Agreed to by Holder:

LAKE STREET FUND LP

By:
    --------------------------------------
Name:
      ------------------------------------
Title:
       -----------------------------------
Address:
         -----------------------------
Telephone No.:
               -----------------------
Facsimile No.:
               -----------------------

                                    EXHIBIT A

                             NOTICE OF EXERCISE FORM

    (To be executed only upon partial or full exercise of the within Warrant)

      The undersigned Holder of the within Warrant irrevocably exercises the within Warrant for and purchases _______ shares of Common Stock, par value $.006 per share ("Common Stock"), of Parallel Technologies, Inc., a Nevada corporation (the "Company"), and herewith makes payment therefor in the amount of $___________, all at the price and on the terms and conditions specified in the within Warrant and requests that a certificate (or ___________ certificates in denominations of _________ shares) for the shares of Common Stock of the Company hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) ________, whose address is ________________________________, and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b) _________, whose address is .

      The undersigned is aware that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The undersigned understands that the reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned.

      The undersigned consents to the placing of a legend on its certificate for the Common Stock stating that the Common Stock has not been registered and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the shares until the Common Stock may be legally resold or distributed without restriction.

                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------
                                      Date:
                                            ------------------------------------